Exhibit (d) (2)

No.__________	__________ UNITS
CUSIP No. ____

(SEE REVERSE FOR CERTAIN DEFINITIONS)

PEERLESS VALUE OPPORTUNITY FUND
PEERLESS SYSTEMS CORPORATION

UNITS CONSISTING OF ONE COMMON SHARE OF PEERLESS VALUE OPPORTUNITY FUND AND  ONE WARRANT TO
PURCHASE ONE SHARE OF COMMON STOCK OF PEERLESS SYSTEMS CORPORATION

THIS CERTIFIES THAT ________________________________ is the owner of ____________________ Units.

Each Unit (“Unit”) consists of one common share, par value $.0001 per share (“Common Share”), of Peerless Value Opportunity Fund, a Delaware statutory trust (the “Fund”), and one warrant (the “Warrant”) of Peerless Systems Corporation, a Delaware corporation (“Peerless”). Each Warrant entitles the holder to purchase one share of Peerless common stock, par value $.001 per share, for an exercise price of $5.00 per Warrant (subject to adjustment). Each Warrant will become exercisable on ___________, 2011, and will expire unless exercised before 5:00 p.m., New York City Time, on ___________, 2013, or earlier upon redemption (the “Expiration Date”). The Common Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to the earlier of (i) the expiration of the underwriters’ over-allotment option or 20 days after the exercise in full by the underwriters of such option.  The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, 2011, between Peerless and ____________, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at ________________, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent of the Fund and the Warrant Agent.

Witness the facsimile seal of each of the Fund and Peerless and the facsimile signature of each of their duly authorized officers.

Dated: ________________, 2011

By:		Peerless Value Opportunity Fund	By:
	Secretary	CORPORATE SEAL		Chief Executive Officer
2011
DELAWARE

By:
Transfer Agent

By:		Peerless Systems Corporation	By:
	Chief Financial Officer	CORPORATE SEAL		Chief Executive Officer
2011
DELAWARE

By:
Warrant Agent

Peerless Value Opportunity Fund
Peerless Systems Corporation

The Fund and Peerless  will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Fund or Peerless, as the case may be, and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - ______ Custodian ______
(Cust) (Minor)

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________________________________ hereby sell, assign and transfer unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________ Attorney to transfer the said Units on the books of the within named companies will full power of substitution in the premises.

Dated __________________	By:_____________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By: _______________________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).